Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF SHARES OF COMMON STOCK

of

ICX TECHNOLOGIES, INC.

at

$7.55 Per Share

PURSUANT TO THE OFFER TO PURCHASE DATED SEPTEMBER 3, 2010

by

INDICATOR MERGER SUB, INC.

A WHOLLY OWNED SUBSIDIARY OF

FLIR SYSTEMS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 1, 2010, UNLESS THE OFFER IS EXTENDED (SUCH TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME” AND THE DATE ON WHICH THE EXPIRATION TIME OCCURS, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock of ICx Technologies, Inc., a Delaware corporation (the “Company”), par value $0.001 per share (the “Shares”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

American Stock Transfer & Trust Company, LLC

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by facsimile: (For Eligible Institutions Only) Phone (718) 921-8317 Fax (718) 234-5001

If delivering by hand or courier:

(Until 5:00 P.M. EST on the Expiration Date)

American Stock Transfer &

Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Indicator Merger Sub, Inc., a Delaware corporation, which is a wholly owned subsidiary of FLIR Systems, Inc., an Oregon corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 3, 2010 (the “Offer to Purchase”) and the related Letter of Transmittal (such offer, together with any amendments or supplements thereto, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock of the Company, par value $0.001 per share (the “Shares”), specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:

Certificate Number(s) (If Available):

Check box if Shares will be Tendered by Book-Entry Transfer: ☐

DTC Account Number:

Name(s) of Record Holder(s):

Address(es):

(Include Zip Code)

Area Code and Telephone Number(s):

Dated:	____________, 2010

Signature(s):

2

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase) hereby guarantees delivery to the Depositary, at one of the addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (as defined in Section 2 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (as defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three NASDAQ trading days after the date hereof.

Name of Firm

Address

Zip Code

Area Code and Telephone No.

Authorized Signature

Name:
Please Print or Type

Title:

Date:

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or Agent’s Message (as defined in Section 2 of the Offer to Purchase) and certificates for Shares to the Depositary within the time period indicated above. Failure to do so could result in a financial loss to such Eligible Institution.

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.

CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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